Exhibit 21

TRIBUNE COMPANY—LIST OF SUBSIDIARIES

PUBLISHING

Subsidiary	Jurisdiction of Incorporation	Other names under which subsidiary does business

Tribune Finance, LLC	Delaware

Tribune Publishing Company	Delaware

The Baltimore Sun Company	Maryland	The Sun; baltimoresun.com

Homestead Publishing Company	Maryland	The Aegis; The Record; APG News; The Weekenders; Harford Magazine; Harford Business Ledger; TheAegis.com; harfordledger.com

Patuxent Publishing Company	Maryland

Eldersburg Eagle; Westminster Eagle; Howard County Times; Columbia Flier; Laurel Leader; SoundOff;
Catonsville Times; Arbutus Times; Owings Mills Times; Baltimore Messenger; Towson Times; Northeast Booster; Northwest Reporter; North County News; Jeffersonian; The View — Ellicott City; The View — West Howard County; The View — Catonsville; The View — Elkridge; Maryland Family; ChesapeakeHome Magazine; Howard/Columbia Magazine; Baby Steps Magazine; Pet Tracks (copyright application pending). Patuxent Directories — 8 community directories: Howard County, Olney, Bowie, Crofton, Carroll County, Harford County, Catonsville, and Laurel. The Weekenders; arbutustimes.com; baltimoremessenger.com; catonsvilletimes.com;
columbiaflier.com;
ftmeadesoundoff.com;
howardcountytimes.com;
laurelleader.com;
lifetimesmd.com;
northconews.com;
northeastbooster.com;
northeastreporter.com;
owingsmillstimes.com;
theeldersburgeagle.com;
thejeffersonian.com;
theviewnewspapers.com;
thewestminstereagle.com;
towsontimes.com; classifido.net;
patuxentpublicnotices.com;
connect2mdhomes.com

Baltimore Newspaper Network, Inc.	Maryland

Chicago Tribune Company	Illinois	Chicago Tribune; chicagotribune.com; RedEye chicagosports.com

Chicagoland Publishing Company	Delaware	Apartments.com Magazine; Cars Magazine; Chicago Fashion Magazine; Chicago Home and Garden Magazine; Chicago Magazine; JobFinder; New Homes Guide; TribLocal;

Chicago Tribune Newspapers, Inc.	Illinois	Chicago Tribune
Chicago Tribune Press Service, Inc.	Illinois	Tribune Newspaper Network
Newspaper Readers Agency, Inc.	Illinois
Tribune Direct Marketing, Inc.	Delaware	Tribune Direct Marketing

The Daily Press, Inc.	Delaware	Daily Press; dailypress.com
Virginia Gazette Companies, LLC	Delaware	Virginia Gazette; vagazette.com
Virginia Community Shoppers, LLC	Delaware
Forum Publishing Group, Inc.	Delaware

Jewish Journal, Shalom, The Coupon Book, EastSider, Hi-Riser, Deerfield Beach Forum, Delray Beach Forum, Pompano Beach Forum, West Boca Forum, Boca Forum, Davie and Cooper City Gazette, Plantation Forum, Sunrise Forum, Weston Gazette, Margate/Coconut Creek Forum, Coral Springs Forum, Parkland Gazette, Tamarac Forum, Boynton Beach Forum, Lake Worth Forum, Wellington Forum, Oakland Park Gazette

The Hartford Courant Company	Connecticut	Hartford Courant; courant.com;

Courant Specialty Products, Inc.	Connecticut

New Mass Media, Inc.	Massachusetts	Fairfield Weekly; Hartford Advocate; New Haven Advocate;

Heart & Crown Advertising, Inc.	Connecticut
TMLH 2, Inc.	California
Hoy Publications, LLC	Delaware	Hoy; Hola Hoy; hoyinternet.com

Orlando Sentinel Communications Company	Delaware	Orlando Sentinel; orlandosentinel.com; Orlando City Book; El Sentinel; Sentinel Express; elsentinel.com

Neocomm, Inc.	Delaware	Neocomm of Delaware, Inc.

Sentinel Communications News Ventures, Inc.	Delaware
The Morning Call, Inc.	Pennsylvania	Morning Call; mcall.com
Direct Mail Associates, Inc.	Pennsylvania

Southern Connecticut Newspapers, Inc.	Connecticut

TMLS I, Inc.	California

Sun-Sentinel Company	Delaware	Sun-Sentinel; sun-sentinel.com

Gold Coast Publications, Inc.	Delaware	City Link; City & Shore; Teen Link; Sun-Sentinel Direct; El Sentinel; South Florida Parenting; Florida New Homes Guide
Newsday, Inc.	New York	Newsday; newsday.com; amny; amny.com;
Distribution Systems of America, Inc.	New York	Island Publications.
Newsday Media Group
Star Community Publishing Group, LLC	Delaware	Huntington Pennysaver; Results Media; Shopper’s Guide; This Week; Yankee Trader

Hoy, LLC	New York
Tribune Interactive, Inc.	Delaware	metromix.com; FSBO.com

Tribune Los Angeles, Inc.	Delaware

Los Angeles Times Communications LLC	Delaware	The Burbank Leader; latimes.com; Glendale-News Press; La Canada Valley Sun; La Crescenta Valley Sun; Laguna Beach Coastline; Newport Beach/ Costa Mesa Daily Pilot; Times Community News

Los Angeles Times Newspapers, Inc.	Delaware

Tribune Manhattan Newspaper Holdings, Inc.	Delaware

Tribune New York Newspaper Holdings, LLC	Delaware	amNewYork

Tribune Media Services, Inc.	Delaware

Tribune Media Services International; tms.tribune.com; Zap2It; Zap2it.com; Tribune Media Services Entertainment Products; Tribune Media Services Publishing; Tribune Media Services Specialty Products, Tribune Media Services International-Hong Kong

TMS Entertainment Guides, Inc.	Delaware
TMS Entertainment Guides Canada Corp.	Canada
Tribune Media Services, BV	Netherlands

Tribune Media Net, Inc.	Delaware

Tribune National Marketing Company	Delaware

BROADCASTING AND ENTERTAINMENT

Tribune Broadcasting Holdco, LLC	Delaware
Tribune Broadcasting Company	Delaware	Tribune Cable; Tribune Creative Services Group; Tribune Plus; Tribune Plus Corporate Sales; Tribune Television

ChicagoLand Microwave Licensee, Inc.	Delaware
ChicagoLand Television News, Inc.	Delaware	ChicagoLand Television/CLTV News; cltv.com
KHCW Inc.	Delaware	KHCW-TV; khcw.com HOUSTONCW.COM THECWHOUSTON.COM

KSWB Inc.	Delaware	KSWB-TV; sandiegocw.com SANDIAGOSCW.COM SANDIEGOSCW.COM YOVIO.COM SANDIEGOCW.COM
KPLR, Inc.	Missouri	KPLR-TV; cw11tv.com CW11STLOUIS.COM CWSTLOUIS.COM KPLR11CW.COM KPLRCW.COM STLOUISCW.COM
KTLA Inc.	California	KTLA-TV; ktla.com CWLOSANGELES.COM LOSANGELESCW.COM
KWGN Inc.	Delaware	KWGN-TV; cw2.com COLORADOSCW.COM COLORADOSCW2.COM DENVERSCW.COM DENVERSCW2.COM KWGNCW.COM 2NEWSCOLORADO.COM CW2COLORADO.COM DENVERS2NEWS.COM

Oak Brook Productions, Inc.	Delaware

Tower Distribution Company	Delaware	WGN Cable; Superstation WGN; wgncable.com
Tribune Broadcasting News Network, Inc.	Delaware	TribNet

Tribune Broadcast Holdings, Inc.	Delaware	KRCW-TV; WTTV-TV; thecw4.com; WTTK-TV CWPORTLAND.COM PORTLANDSCW.COM CWINDIANA.COM CWINDIANAPOLIS.COM INDIANAPOLISCW.COM INDIANASCW.COM WTTVCW.COM WB4.COM

Tribune Entertainment Company	Delaware
Magic T Music Publishing Company	Delaware
Tribune Entertainment Production Company	Delaware
435 Production Company	Delaware
5800 Sunset Productions Inc.	Delaware
Chicago River Production Company	Delaware
North Michigan Production Company	Delaware
The Other Company, LLC	Delaware
Towering T Music Publishing Company	Delaware
Tribune (FN) Cable Ventures, Inc.	Delaware
Tribune Network Holdings Company	Delaware

Tribune Television Company	Delaware

WPMT-TV; wpmt.com; WXIN-TV; fox59.com; WTIC-TV; fox61.com; KDAF-TV; cw33.com WPHL-TV;
myphl17.com; KDAFCW.COM
TEXASCW.COM
WB33.COM
CW33TV.COM
KDAFTV.COM
TEXASWB.COM WB17.COM
CW4TV.COM
THECW4.COM
MYPHL17.COM
MYPHL17.NET
MYPHL17.TV
MYPHLTV.COM
MYPHLTV.NET
MYPHLTV.TV
MYWPHL17.COM
MYWPHL17.NET
MYWPHL17.TV
MYWPHLTV.COM
MYWPHLTV.NET
MYWPHLTV.TV
WXIN.COM

Channel 20, Inc.	Delaware
Channel 40, Inc.	Delaware	KTXL-TV; fox40.com KTXL.COM
Channel 39, Inc.	Delaware	WSFL-TV; cwsfl.com MIAMICW.COM SOUTHFLORIDASCW.COM WB39.COM
WDCW Broadcasting, Inc.	Delaware	WDCW-TV; thecwdc.com CW50.COM WASHINGTONSCW.COM WBDCCW.COM WBDC.COM
WTXX Inc.	Delaware	WTXX-TV; wtxx.com CONNECTICUTSCW.COM CW20.COM CWCONNECTICUT.COM CWHARTFORD.COM HARTFORDSCW.COM WTXXWB.COM CONNECTICUTSCW20.COM CTCW20.COM CW20WTXX.COM WTXXCW.COM

Tribune Television Holdings, Inc.	Delaware	WXMI-TV, wxmicom; KMYQ-TV; myq2.com MYQ2.TV MYQ2TV.COM

Tribune Television New Orleans, Inc.	Delaware	WGNO-TV; wgno.com; WNOL-TV; wnol.com WB38.COM CWNEWORLEANS.COM NEWORLEANSCW.COM WNOLCW.COM

Tribune Television Northwest, Inc.	Delaware	KCPQ-TV; q13.com Q13FOX.COM KCPQ.COM KCPQ13.COM Q13REPORTS.COM
WGN Continental Broadcasting Company	Delaware	WGN-TV; wgntv.com; WGN Radio; wgnradio.com; Tribune Radio Network CHICAGOSCW.COM WGNCW.COM WGNTVCW.COM WGNCABLE.COM
Tribune Sports Network Holdings, LLC	Delaware
WPIX, Inc.	Delaware	WPIX-TV; cw11.com THEWB11.COM NEWYORKSCW.COM WPIXCW.COM

Chicago National League Ball Club, LLC	Delaware	Chicago Cubs; cubs.com

Chicago Cubs Dominican Baseball Operations, LLC	Delaware

Diana-Quentin, LLC	Delaware

Tribune California Properties, Inc.	Delaware

MISCELLANEOUS

California Community News Corporation	Delaware

Chicago Avenue Construction Company	Illinois

Eagle New Media Investments, LLC	Delaware

Stemweb, Inc.	New York

ForSaleByOwner.com	New York
Homeowners Realty, Inc.	Utah
Internet Foreclosure Service, Inc.	New York
Newport Media, Inc.	Delaware
ValuMail, Inc.	Connecticut
Eagle Publishing Investments, LLC	Delaware

GreenCo, Inc.	Delaware

Los Angeles Times International, Ltd.	California

JuliusAir Company LLC	Delaware
JuliusAir Company II, LLC	Delaware

Multimedia Insurance Company	Vermont

Riverwalk Center I Joint Venture	Florida (Partnership)

Tribune License, Inc.	Delaware

Tribune Finance Service Center, Inc.	Delaware

Wrigley Field Premium Ticket Services, LLC	Delaware